Exhibit 99.1

AZZ Inc. Announces Departure of James Byelick and Intends to Appoint Philip Schlom as Next Chief Accounting Officer
October 25, 2019 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced that Mr. James “Drew” Byelick, Vice President and Chief Accounting Officer of AZZ, will leave the Company effective October 31, 2019. Mr. Byelick’s departure is not the result of any disagreement with the Company regarding its operations or accounting policies or practices. Mr. Philip Schlom has agreed to join the Company and will transition into the role of Chief Accounting Officer of AZZ.
Paul Fehlman, Chief Financial Officer of AZZ, said “Mr. Schlom's background is well suited to AZZ's current business and strategic direction. He brings a strong track record of accomplishments with more than 20 years of senior level accounting, finance, compliance, controls, audit, and system integration experience. He has been effective in eliminating broad control issues, material weaknesses, significant deficiencies, and has effectively lead teams consolidating ERP systems and driving global financial transformation. He has broad expertise in both domestic and international companies across a wide variety of industries including energy, manufacturing, mining, and transportation. I’d like to thank Drew for his service and commitment to AZZ, and wish him success in his future endeavors.”
Before joining the Company, Mr. Schlom served as Vice President – Finance, Audit, Controls and Financial Transformation of Exterran Corporation from 2017 until 2019, which provides energy equipment and services to energy customers globally. He also served in numerous leadership roles at Parker Drilling Company from 2009 to 2016, a company that provides drilling services and rental tools to the energy industry, including Vice President, Finance (2015), Vice President, Global Compliance and Internal Audit (2014), and Chief Accounting Officer and Controller (2009-2013). Prior to 2009 Mr. Schlom held various accounting and leadership roles at Shared Technologies, Inc., Flowserve Corporation, and PricewaterhouseCoopers, a global network of firms that provide audit, assurance, tax and advisory services. Mr. Schlom is a licensed CPA and has a Bachelor of Science in Accounting from California State University, Dominguez Hills.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Paul Fehlman, Senior Vice President - Finance and CFO
AZZ Inc. 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet: www.lythampartners.com

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